Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne - Sr. Vice President-Finance
Dover, Delaware, January 26, 2012	(302) 857-3292

DOVER MOTORSPORTS, INC. REPORTS RESULTS

FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2011

Dover Motorsports, Inc. (NYSE: DVD) today reported its results for the quarter and year ended December 31, 2011.

Results for this quarter are not comparable to the prior year’s quarter due to a race schedule change to the Company’s NASCAR fall race weekend in Dover, which was held from September 30, 2011 through October 2, 2011. The K&N Pro Series East event was held during the third quarter of 2011 while the NASCAR Nationwide Series and Sprint Cup Series races were held during the fourth quarter of 2011. The entire fall race weekend was held during the third quarter of 2010. Accordingly, the Company promoted two major events in the fourth quarter of 2011 compared with none in the fourth quarter of 2010.

As previously reported, the assets, liabilities and operating results of the Company’s Gateway facility have been reclassified in the accompanying consolidated financial statements to report Gateway as a discontinued operation. We also previously announced that the Company’s Nashville facility had notified NASCAR that it will not seek 2012 sanction agreements for its two Nationwide Series and two Camping World Truck Series events. We expect to host race team testing during 2012 at Nashville and we will continue to evaluate all of our options for the facility.

For the quarter ended December 31, 2011, revenues were $22,443,000 compared with $19,000 in the fourth quarter of 2010. The increase in revenues was due to the Dover International Speedway schedule change discussed above.

Operating and marketing expenses were $10,768,000 in the fourth quarter of 2011 compared to $1,266,000 in the fourth quarter of 2010. The increase is due to the schedule change offset by savings realized from the reduction in operations at the Nashville facility.

General and administrative expenses of $1,832,000 in the fourth quarter of 2011 decreased from $2,290,000 for the same quarter last year. The decrease is primarily due to lower employee costs at Dover and from savings from the closure of our Nashville facility.

Depreciation and amortization expense of $843,000 in the fourth quarter of 2011 decreased from $1,500,000 in the fourth quarter of 2010 primarily due to the previously recorded impairment in the third quarter of 2011 of all depreciable assets of the Nashville facility.

Net interest expense was $431,000 for the fourth quarter of 2011 compared to $847,000 in the fourth quarter of 2010. The decrease is primarily due to lower average outstanding borrowings and lower interest rates in the fourth quarter of 2011 compared to 2010.

Earnings (loss) from continuing operations before income taxes for the fourth quarter of 2011 were $8,562,000 compared with ($6,590,000) for the fourth quarter of 2010. The results for the fourth quarter of 2010 include a non-cash impairment charge of $809,000 to write down the carrying value of Company’s former Memphis facility to its fair value. On an adjusted basis, loss from continuing operations before income taxes for the fourth quarter of 2010 was ($5,781,000). The increase is primarily due to the schedule change for Dover’s fall race weekend discussed above. The Company’s financial results are shown on an adjusted basis on the accompanying schedule – “Reconciliation of GAAP Earnings (Loss) to Adjusted Earnings (Loss)”.

For the fourth quarter of 2011, loss from discontinued operation, net of income tax benefit, was ($1,000), compared to ($1,272,000) or ($.04) per diluted share for the fourth quarter of 2010.

Net earnings for the fourth quarter of 2011 were $5,061,000 or $.14 per diluted share compared to a loss of ($5,305,000) or ($.15) per diluted share for the same period last year.

For the year ended December 31, 2011, total revenues were $51,870,000 compared with $54,844,000 in the prior year.

Net loss was ($9,185,000) or ($0.25) per diluted share for the year ended December 31, 2011 compared to a net loss of ($8,173,000) or ($0.23) per diluted share for 2010. The current year’s annual results include a non-cash impairment charge of $15,687,000 to write down the carrying value of the Nashville facility to its fair value, a provision for contingent obligation of $2,250,000 and a loss from discontinued operations of $71,000 while the results for 2010 include the previously mentioned impairment charge of $809,000 and a loss from discontinued operations of $8,885,000. On an adjusted basis, net income from continuing operations was $2,419,000 or $.07 per diluted share for the year ended 2011 compared with $1,238,000 or $.03 per diluted share in 2010.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate two motorsports tracks in two states and promote NASCAR sanctioned and other motorsports events. The Company owns and operates Dover International Speedway in Dover, Delaware and Nashville Superspeedway near Nashville, Tennessee. For further information, log on to www.dovermotorsports.com.

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Revenues:
Admissions	$6,165	$—	$13,633	$16,363
Event-related	4,410	6	10,309	11,594
Broadcasting	11,822	—	27,778	26,872
Other	46	13	150	15

	22,443	19	51,870	54,844

Expenses:
Operating and marketing	10,768	1,266	31,926	34,286
General and administrative	1,832	2,290	8,329	9,786
Impairment charge	—	809	15,687	809
Depreciation and amortization	843	1,500	4,588	5,825

	13,443	5,865	60,530	50,706

Gain from insurance settlement	—	100	—	398

Operating earnings (loss)	9,000	(5,746)	(8,660)	4,536

Interest expense, net	(431)	(847)	(2,245)	(2,360)
Other (expense) income	(2)	3	15	6
Provision for contingent obligation	(5)	—	(2,250)	—
Loss on extinguishment of debt	—	—	(67)	—

Earnings (loss) from continuing operations before income tax (expense) benefit	8,562	(6,590)	(13,207)	2,182

Income tax (expense) benefit	(3,500)	2,557	4,093	(1,470)

Earnings (loss) from continuing operations	5,062	(4,033)	(9,114)	712

Loss from discontinued operation, net of income tax benefit	(1)	(1,272)	(71)	(8,885)

Net earnings (loss)	$5,061	$(5,305)	$(9,185)	$(8,173)

Net earnings (loss) per common share - basic:
Continuing operations	$0.14	$(0.11)	$(0.25)	$0.02
Discontinued operation	—	(0.04)	—	(0.25)

Net earnings (loss)	$0.14	$(0.15)	$(0.25)	$(0.23)

Net earnings (loss) per common share - diluted:
Continuing operations	$0.14	$(0.11)	$(0.25)	$0.02
Discontinued operation	—	(0.04)	—	(0.25)

Net earnings (loss)	$0.14	$(0.15)	$(0.25)	$(0.23)

Weighted average shares outstanding:
Basic	36,195	36,099	36,194	36,095
Diluted	36,195	36,099	36,194	36,095

DOVER MOTORSPORTS, INC.

RECONCILIATION OF GAAP EARNINGS (LOSS) TO ADJUSTED EARNINGS (LOSS)

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010

GAAP earnings (loss) from continuing operations before income taxes	$8,562	$(6,590)	$(13,207)	$2,182

Non-cash impairment charge (1)	—	809	15,687	809

Provision for contingent obligation (1)	5	—	2,250	—

Adjusted earnings (loss) from continuing operations before income taxes	$8,567	$(5,781)	$4,730	$2,991

GAAP earnings (loss) from continuing operations	$5,062	$(4,033)	$(9,114)	$712

Non-cash impairment charge, net of income taxes (1)	—	526	10,197	526

Provision for contingent obligation, net of income taxes (1)	3	—	1,336	—

Adjusted earnings (loss) from continuing operations	$5,065	$(3,507)	$2,419	$1,238

GAAP earnings (loss) per common share from continuing operations - diluted	$0.14	$(0.11)	$(0.25)	$0.02

Non-cash impairment charge, net of income taxes (1)	—	0.01	0.28	0.01

Provision for contingent obligation, net of income taxes (1)	—	—	0.04	—

Adjusted earnings (loss) per common share from continuing operations - diluted	$0.14	$(0.10)	$0.07	$0.03

(1)

On August 3, 2011, we announced that our wholly-owned subsidiary Nashville Superspeedway had notified NASCAR that it will not seek 2012 sanction agreements for its two Nationwide Series and two Camping World Truck Series events. We conducted the weekly events we had scheduled for the remainder of 2011 and are currently evaluating all of our options for the facility. We incurred a non-cash impairment charge of $15,687,000 in the third quarter of 2011 as a result of this event. Additionally, we recorded a $2,250,000 provision for contingent obligation reflecting the estimated shortfall on the Wilson County bonds debt service not covered by the projected sales and incremental property taxes from the Nashville facility.

We held an auction for the real and personal property comprising our Memphis Motorsports Park facility on December 14, 2010. The high bidder for the real estate bid $1,875,000. Since the carrying amount of the long-lived assets of the Memphis facility exceeded the sales price, we recognized a non-cash impairment charge of $809,000 in the fourth quarter of 2010.

The above financial information is presented using other than generally accepted accounting principles (“non-GAAP”), and is reconciled to comparable information presented using GAAP. Non-GAAP adjusted (loss) earnings from continuing operations before income taxes, adjusted (loss) earnings from continuing operations and adjusted (loss) earnings per common share from continuing operations - diluted are derived by adjusting amounts determined in accordance with GAAP for the aforementioned non-cash impairment charge and the provision for contingent obligation. We believe such non-GAAP information is useful and meaningful to investors, and is used by investors and us to assess core operations. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as an alternative to (loss) earnings from continuing operations before income taxes, (loss) earnings from continuing operations or diluted (loss) earnings per share from continuing operations, which are determined in accordance with GAAP.

DOVER MOTORSPORTS, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	December 31, 2011	December 31, 2010

ASSETS
Current assets:
Cash	$15	$69
Accounts receivable	689	743
Inventories	115	232
Prepaid expenses and other	1,255	1,713
Receivable from Dover Downs Gaming & Entertainment, Inc.	11	—
Deferred income taxes	67	242
Current assets held for sale	—	1,875
Current assets of discontinued operation	—	115

Total current assets	2,152	4,989

Property and equipment, net	96,380	116,330
Other assets, net	783	527
Deferred income taxes	496	206
Non current assets of discontinued operation	—	233

Total assets	$99,811	$122,285

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$116	$142
Accrued liabilities	2,584	2,470
Payable to Dover Downs Gaming & Entertainment, Inc.	—	18
Income taxes payable	145	123
Deferred revenue	3,129	3,644
Current liabilities of discontinued operation	—	685

Total current liabilities	5,974	7,082

Revolving line of credit	29,160	38,200
Liability for pension benefits	2,713	2,291
Other liabilities	2,250	121
Non current income taxes payable	—	1,241
Deferred income taxes	14,765	18,843

Total liabilities	54,862	67,778

Stockholders’ equity:
Common stock	1,828	1,820
Class A common stock	1,851	1,851
Additional paid-in capital	101,888	101,541
Accumulated deficit	(58,352)	(49,167)
Accumulated other comprehensive loss	(2,266)	(1,538)

Total stockholders’ equity	44,949	54,507

Total liabilities and stockholders’ equity	$99,811	$122,285

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Years Ended December 31,
	2011	2010

Operating activities:
Net loss	$(9,185)	$(8,173)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,588	6,190
Amortization of credit facility fees	382	501
Stock-based compensation	407	662
Deferred income taxes	(4,935)	(4,128)
Gain from insurance settlement	—	(398)
Loss on extinguishment of debt	67	208
Facility exit costs	—	324
Impairment charge	15,687	8,773
Provision for contingent obligation	2,250	—
Changes in assets and liabilities:
Accounts receivable	150	421
Inventories	86	32
Prepaid expenses and other	174	(132)
Receivable from/payable to Dover Downs Gaming & Entertainment, Inc.	(29)	13
Accounts payable	(30)	(223)
Accrued liabilities	(965)	(253)
Income taxes payable	21	3
Deferred revenue	(515)	(2,287)
Other liabilities	(295)	(567)

Net cash provided by operating activities	7,858	966

Investing activities:
Capital expenditures	(258)	(488)
Proceeds from the sale of assets	1,875	129
Insurance proceeds	—	398
Restricted cash	—	5,333
Proceeds from the sale of available-for-sale securities	526	179
Purchase of available-for-sale securities	(532)	(185)

Net cash provided by investing activities	1,611	5,366

Financing activities:
Borrowings from revolving line of credit	60,700	32,600
Repayments on revolving line of credit	(69,740)	(35,400)
Repayments of bonds payable	—	(2,986)
Premium and fees on extinguishment of debt	—	(167)
Repurchase of common stock	(52)	(50)
Credit facility fees	(431)	(415)

Net cash used in financing activities	(9,523)	(6,418)

Net decrease in cash	(54)	(86)
Cash, beginning of period	69	155

Cash, end of period	$15	$69